                                                                   EXHIBIT 12.01

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

                                                                            Year Ended December 31,
                                                 ---------------------------------------------------------------------------------
                                                    1994              1995              1996             1997              1998
                                                 ----------        ----------         ---------        ---------        ----------
                                                                                   (in thousands)
Fixed charges:

  Interest expense, including amortization       $       --       $        36         $     107        $      699        $  17,740
    of debt expense


  Assumed interest element included                       6                17                50               353            1,111
    in rent expense                              ----------       -----------         ---------        ----------        ---------

    Total fixed charges                          $        6       $        55         $     157        $    1,052        $  18,851

Earnings (loss):

    Net income (loss)                            $      144       $   (1,311)       $   (4,133)       $  (25,298)       $ (66,442)

  Fixed charges per above                                 6               55               157             1,052           18,851
                                                 ----------       ----------        ----------        ----------        ---------
    Total earnings (loss)                        $      150       $   (1,256)       $   (3,976)      $   (24,246)     $   (47,591)

Ratio of earnings to fixed charges                       26 X             --                --                --               --
                                                 ==========       ==========        ==========        ==========        =========
Deficiency of earnings available to cover
    fixed charges                                $       --       $   (1,311)       $   (4,133)       $  (25,298)     $   (66,442)
                                                 ==========       ==========        ==========        ==========        =========

                                                                                   Nine months
                                                                               ended September 30
                                                                     ----------------------------------------
                                                                          1998                     1999
                                                                     ---------------          ---------------
Fixed charges:

  Interest expense, including amortization
    of debt expense                                                  $         9,139          $        30,621

  Assumed interest element included
    in rent expense                                                            3,392                   11,147
                                                                     ---------------          ---------------
    Total fixed charges                                                       12,531                   41,768

Earnings (loss):

    Net income (loss)                                                        (45,392)                 (77,376)

  Fixed charges per above                                                     12,531                   41,768
                                                                     ---------------          ---------------

    Total earnings (loss)                                                    (32,861)                 (35,608)

Ratio of earnigs to fixed charges                                                 --                       --
                                                                     ===============          ===============

Deficiency of earnings available to cover
   fixed charges                                                             (45,392)                 (77,376)
                                                                     ===============          ===============

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